EXHIBIT 10i

STRYKER CORPORATION 2006 LONG-TERM INCENTIVE PLAN

As Amended Through February 8, 2011

Article 1.	Establishment, Objectives and Duration

1.1 Establishment of this Plan. Stryker Corporation, a Michigan corporation, hereby establishes this Stryker Corporation 2006 Long-Term Incentive Plan (the “Plan”) as set forth in this document. Capitalized terms used but not otherwise defined herein will have the meanings given to them in Article 2. This Plan permits the grant of Options, Restricted Stock and Other Stock Awards.

This Plan will become effective as of April 26, 2006, subject to this Plan having been approved by the Company’s shareholders on that date, and will remain in effect as provided in Section 1.3 hereof.

1.2 Purpose of this Plan. The purpose of this Plan is to advance the interests of the Company and its Subsidiaries (collectively, “Stryker”) by providing a larger personal and financial interest in the success of Stryker to employees and directors whose judgment, interest and special efforts Stryker is dependent upon for the successful conduct of its operations and to enable Stryker to compete effectively with others for the services of new employees and directors as may be needed for the continued improvement of the enterprise. It is believed that the acquisition of such interest will stimulate the efforts of such employees and directors on behalf of Stryker and strengthen their desire to continue to serve Stryker.

1.3 Duration of this Plan. This Plan will commence on the Effective Date and will remain in effect, subject to the right of the Committee to amend or terminate this Plan at any time pursuant to Article 10, until the earlier of (a) April 25, 2013 and (b) the date that all Shares subject to this Plan pursuant to Article 4 have been issued according to this Plan’s provisions; provided, however, that upon Plan termination, all Awards outstanding under this Plan will continue to have full force and effect in accordance with the terms of the Award Agreements evidencing such Awards.

Article 2.	Definitions

Whenever used in this Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:

“Award” means any Option, Restricted Stock, Other Stock Award or any other right, interest or option (including any stock appreciation right), relating to Shares granted pursuant to the provisions of this Plan.

“Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award or Awards granted by the Committee hereunder, which in the sole and absolute discretion of the Company may, but need not, be signed or acknowledged by the Company and/or the Participant.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Business Combination” shall have the meaning provided therefor in the definition of Change in Control.

“Change in Control” means the occurrence of any one or more of the following: (a) any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), after the Effective Date, becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the outstanding Shares, (b) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a “Business Combination”), unless immediately following such Business Combination more than sixty percent (60%) of the total voting power of (i) the company resulting from such Business Combination (the “Surviving Company”), or (ii) if applicable, the ultimate parent company that directly or indirectly has beneficial ownership of one hundred percent (100%) of the voting securities eligible to elect directors of the Surviving Company is represented by the Shares that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Shares were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Shares among the holders thereof immediately prior to the Business Combination, or (c) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto.

“Committee” means the Compensation Committee of the Board of Directors or such other persons or committee to which the Board has delegated any authority, as may be appropriate. A person may serve on the Committee only if he or she is an “outside director” for purposes of Section 162(m) of the Code, is a “Non-Employee Director” within the meaning of Exchange Act Rule 16b-3 and is an “independent” Director for purposes of the Corporate Governance Standards of the New York Stock Exchange.

“Company” means Stryker Corporation, a Michigan corporation, and any successor thereto as provided in Article 12.

“Director” means a member of the Board of Directors.

“Disability” means (i) when used in the context of an Award other than an Incentive Stock Option Award, a physical or mental condition that qualifies as a disability under the long-term disability pay plan of Stryker then in effect for United States employees (irrespective of whether the Participant is eligible to participate in such plan), which disability has, in the case of an Employee, prevented such Employee from being in the full-time, active service of Stryker for the entire period of one hundred-eighty (180) days immediately preceding termination of employment; and (ii) when used in the context of an Incentive Stock Option, a physical or mental condition that qualifies as a disability within the meaning of Code Section 22(e)(3).

“Effective Date” means April 26, 2006, subject to this Plan having been approved by the Company’s shareholders on that date.

“Employee” means any person employed by Stryker in a common law employee-employer relationship. A Participant shall not cease to be an Employee for purposes of this Plan in the case of (i) any leave of absence approved by Stryker or (ii) transfers between locations of the Company or among the Company, any Subsidiary or any successor. Service as a Director shall not be sufficient to constitute “employment” by Stryker.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

“Exercise Period” shall have the meaning provided therefor in Section 3.4.

“Exercise Price” means, with respect to an Option, the price at which a Share may be purchased by a Participant pursuant to the Option and, with respect to a stock appreciation right, the price at which the stock appreciation right is granted.

“Fair Market Value” of the Shares as of any date means the closing sales price of the Shares (or the closing bid, if no sales were reported) as reported on the New York Stock Exchange-Composite Transactions for the last market trading day prior to such date or, if the Shares are not then listed on the New York Stock Exchange, the fair market value of the Shares on such date as determined in good faith by the Committee.

“Incentive Stock Option” means an Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

“Non-Employee Director” means a Director who is not currently an Employee.

“Nonstatutory Stock Option” means an Option that is designated as not being intended to qualify, or that has ceased to qualify, as an Incentive Stock Option.

“Option” means an option to purchase Shares granted under Article 6.

“Other Stock Award” means any right granted to a Participant by the Committee pursuant to Article 8.

“Participant” means an Employee or Non-Employee Director to whom an Award has been granted that remains outstanding.

“Performance Award” shall have the meaning provided therefor in Section 14.5.

“Restricted Stock” means any Share issued pursuant to Article 7 with a restriction on transferability, a risk of forfeiture and such other restrictions as the Committee, in its sole discretion may impose, which restrictions generally will expire on a specified date, upon the occurrence of an event and/or on an accelerated basis under certain circumstances, as specified in this Plan or the Award Agreement relating to the Restricted Stock.

“Restriction Period” means the period during which Restricted Stock remains nontransferable and subject to a risk of forfeiture.

“Retirement” means termination of employment with or service as a Director of Stryker on or after the Participant’s 65th birthday or the Participant’s 60th birthday if the Participant has completed or is otherwise credited with ten (10) years of service as an Employee or Director of Stryker.

“Shares” means the shares of common stock, $.10 par value, of the Company.

“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

Article 3.	Administration

3.1 The Committee. This Plan will be administered by the Committee. The Board of Directors may from time to time remove members from the Committee or add members thereto, and vacancies in such Committee, however caused, shall be filled by the Board.

3.2 Authority of the Committee. Except as limited by law and subject to the provisions of this Plan and such orders or resolutions not inconsistent with the provisions of this Plan as may from time to time be adopted by the Board, the Committee will have full power to (a) select Employees and Non-Employee Directors to whom Awards may from time to time be granted under this Plan, (b) determine the type or types of Awards to be granted to each Participant, (c) determine the number of Shares to be covered by or relating to each Award granted under this Plan (d) determine the terms and conditions of Awards in a manner consistent with this Plan, (e) determine whether, to what extent and under what circumstances Awards may be settled in Shares, cash or any other form of property, (f) determine whether, to what extent and under what circumstances payment of cash, Shares other property and other amounts payable with respect to an Award made under this Plan shall be deferred either automatically or at the election of the Participant consistent with the terms of this Plan, (g) construe and interpret this Plan and any Award Agreement (h) establish, amend or waive rules and regulations and appoint such agents as it shall deem appropriated for the proper administration of this Plan and (i) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan. The Committee shall be authorized to make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The interpretation and construction by the Committee of any provision of this Plan or any Award granted pursuant hereto shall be final and conclusive. No member of the Committee or the Board of Directors shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted pursuant hereto.

3.3 Delegation. Subject to the terms of this Plan and terms and limitations as the Committee shall determine, the Committee may delegate its authority to make Awards to Employees to the Company’s Chief Executive Officer, subject to annual limits of 20,000 Shares subject to Awards per Employee and in 300,000 Shares subject to Awards in the aggregate, with any Share issuable in connection with an Award other than an Option or stock appreciation right being counted against such limit as two (2) Shares, except that no such delegation may be made in the case of Awards to persons who are subject to the provisions of Section 16 of the Exchange Act or in the case of Awards intended to be qualified under Section 162(m) of the Code. To the extent that the Committee delegates its authority as provided by this Section 3.3, all references in this Plan to the Committee’s authority to make Awards shall be deemed to include the Chief Executive Officer. The annual limit described in this Section 3.3 shall be subject to adjustment as provided in Section 4.4.

3.4 Change in Control. In the event of a Change in Control, the Committee shall have the discretion to accelerate the vesting of Awards, eliminate any restriction applicable to Awards, deem the performance measures, if any, to be satisfied, or take such other action as it deems appropriate, in its sole discretion. In addition, notwithstanding any other provision of this Plan, during the sixty (60)-day period from and after a Change in Control (the “Exercise Period”), if the Committee shall determine at, or at any time after, the time of grant, a Participant holding an Option shall have the right, whether or not the Option is fully exercisable and in lieu of the payment of the Exercise Price for the Shares being purchased under the Option and by giving written notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Option to the Company and to receive in cash, within thirty (30) days of such notice an amount equal to the amount by which the Fair Market Value per Share on the date of such election shall exceed the Exercise Price per Share under the Option multiplied by the number of Shares granted under the Option as to which the right granted under this Section 3.4 shall have been exercised.

Article 4.	Shares Subject to this Plan and Maximum Awards

4.1 Number of Shares Available for Awards. The maximum number of Shares that may be subject to Awards under this Plan is 20,000,000. The maximum number of Shares that may be subject to all Awards, in the aggregate, granted during any calendar year to any one Participant is 2,000,000; provided, however, that, to the extent required by Section 162(m) of the Code, Shares subject to Options or stock appreciation rights that are canceled shall continue to be counted against the foregoing limit and provided, further, that such limit will apply whether the Awards are paid in Shares or settled in cash. Any Share for which an Award other than an Option or stock appreciation right is granted shall be counted against the limits described above as two

(2) Shares. All limits described in this Section 4.1 are subject to adjustment as provided in Section 4.4.

4.2 Lapsed Awards. If any Award is canceled, terminates, expires, or lapses for any reason, any Shares subject to such Award shall not count against the aggregate number of Shares that may be issued under this Plan set forth in Section 4.1 above.

4.3 Shares Used to Pay Exercise Price and Withholding Taxes. If a Participant pays the Exercise Price for an Option by surrendering previously owned Shares to the Company (either by actual delivery or attestation to the ownership) in accordance with the provisions of Section 6.2(a)(ii) herein or pursuant to a net exercise arrangement in accordance with the provisions of Section 6.2(a)(iii) herein or satisfies any tax withholding requirement with respect to any Award by having the Company withhold Shares or by surrendering Shares in accordance with Section 11 herein, then such Shares surrendered or withheld to pay the Exercise Price or used to satisfy such tax withholding requirement shall count against the aggregate number of Shares that may be issued under this Plan set forth in Section 4.1 above.

4.4 Adjustments of and Changes in Shares.

(a)	In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, split-up, share combination, or other change in the corporate structure of the Company affecting the Shares or of any stock or other securities into which the Shares shall have been changed or for which Shares shall have been exchanged, such adjustment shall be made in the number and class of Shares that may be delivered under this Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under this Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights and provided that the number of Shares subject to any Award shall always be a whole number.

(b)	Fractional Shares resulting from any adjustment in Awards pursuant to this Section 4.4 may be settled in cash or otherwise as the Committee determines.

(c)	The Company will give written notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not that notice is given) will be effective and binding for all Plan purposes.

Article 5.	Eligibility and Participation

Any Employee or Non-Employee Director shall be eligible to be selected as a Participant as provided herein; provided, however, that Incentive Stock Options shall only be awarded to Employees. Notwithstanding any provision in this Plan to the contrary, the Board (not the Committee) shall have the authority, in its sole and absolute discretion, to select Non-Employee Directors as Participants who are eligible to receive Awards other than Incentive Stock Options under this Plan and all references in this Plan to the Committee, insofar as they relate to Awards to Non-Employee Directors, shall be deemed references to the Board. The Board shall set the terms of Awards to Non-Employee Directors in its sole and absolute discretion, and the Board shall be responsible for administering and construing such Awards in substantially the same manner that the Committee administers and construes Awards to Employees.

Article 6.	Options

6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Employees and Non-Employee Directors in the number, and upon the terms, and at any time and from time to time, as determined by the Committee.

6.2 Terms and Conditions. Except as hereinafter provided, all Options granted pursuant to this Plan shall be subject to the following terms and conditions:

(a)	Price. The Exercise Price of the Shares issuable upon exercise of Options granted under this Plan shall be not less than 100% of the Fair Market Value of the Shares on the date of the grant of the Option. The Exercise Price shall be paid in full at the time of purchase by any combination of the methods set forth below. The Committee shall have the authority to grant Options that do not entitle the Participant to use all methods or that require prior written consent of the Company to use certain of the methods. The methods of payment are: (i) cash, (ii) by surrender to the Company (either by actual delivery or attestation to the ownership) of Shares with an aggregate Fair Market Value on the date of purchase that is sufficient to cover the aggregate Exercise Price or (iii) by a net exercise arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares with an aggregate Fair Market Value on the date of purchase that is sufficient to cover the aggregate Exercise Price. The Exercise Price shall be subject to adjustment, but only as provided in Section 4.4 hereof.

(b)	Duration and Exercise of Options. Options may be granted for terms of up to but not exceeding ten (10) years from the date the particular Option is granted. Options shall be exercisable as provided by the Committee at the time of grant thereof.

(c)	Termination of Employment or Service as a Director. Upon the termination of the Participant’s employment or service as a Director, except as otherwise provided under terms of the Award Agreement, his or her rights to exercise an Option shall be as follows:

Retirement. If a Participant’s employment or service as a Director terminates by reason of Retirement, the Participant or the Participant’s estate (in the event of death after such termination) may, at any time prior to the fixed termination date provided in the Option, exercise the Option with respect to all or any part of the Shares subject thereto, regardless of whether the right to purchase such Shares had accrued on or before the last day on which the Participant was either an Employee or Director. Anything in this Plan to the contrary notwithstanding, if a Participant were eligible for Retirement but ceased to be an Employee or Director by reason of Disability, death or any other reason before such Participant retired, his or her rights to exercise an Option shall be as if such Participant’s employment or service as a Director ceased by reason of Retirement.

Disability or Death. If a Participant’s employment or service as a Director terminates by reason of Disability or death, the Participant or the Participant’s estate may, within one (1) year following such termination, exercise the Option with respect to all or any part of the Shares subject thereto, regardless of whether the right to purchase such Shares had accrued on or before the date of termination.

Other Reasons. If a Participant’s employment or service as a Director terminates for any reason other than Retirement, Disability or death, the Participant or the Participant’s estate (in the event of the Participant’s death after such termination) may, within thirty (30) days following such termination, exercise the Option with respect to only such number of Shares as to which the right of exercise had accrued on or before the Termination Date unless the Committee determines that the Option shall be exercisable as to a greater portion thereof. Except as otherwise provided in the following sentence, “Termination Date” means the effective date of termination of a Participant’s employment or service as a Director. If a Participant is employed outside the United States, “Termination Date” shall be the earliest of (i) the date on which notice of termination of employment is provided to the Participant, (ii) the last day of the Participant’s active service with the Company or a Subsidiary, or (iii) the last day on which the Participant is an Employee of the Company or any Subsidiary, as determined in each case without including any required advance notice period and irrespective of the status of the termination under local labor or employment laws.

General. Notwithstanding the foregoing, no Option shall be exercisable in whole or in part (i) after the termination date provided in the Option, or (ii) except as provided in Section 3.4 or in the event of termination of employment or service as a Director because of Disability, Retirement or death, unless the Participant shall have continued in the employ of Stryker or to serve as a Director for one year following the date the Option was granted. A Participant’s “estate” shall mean the Participant’s legal representatives upon the Participant’s death or any person who acquires the right under the laws of descent and distribution to exercise an Option by reason of the Participant’s death. The Board of Directors or the Committee may determine that the transfer of employment of one or more Employees at the Company’s request or with its permission to an entity that has a contractual relation with Stryker shall not be deemed a termination of employment for purposes of this Section 6.2(c). In the case of a person who is both an Employee and a Director, the provisions of this Section 6.2(c) shall not apply until such time as such person is neither an Employee nor a Director.

(d)	Surrender of Options. Subject to the provisions of Section 10.2 of this Plan, the Committee may require the surrender of outstanding Options as a condition precedent to the grant of new Options. Upon each such surrender, the Option or Options surrendered shall be canceled and the Shares previously subject to the Option or Options under this Plan shall thereafter be available for the grant of Options under this Plan.

(e)	Other Terms and Conditions. Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate.

(f)	Incentive Stock Options. Incentive Stock Options granted pursuant to this Plan shall be subject to all the terms and conditions included in subsections (a) through (e) of this Section 6.2 and to the following terms and conditions:

(i) No Incentive Stock Option shall be granted to an individual who is not an Employee;

(ii) No Incentive Stock Option shall be granted to an Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company; (iii) No Incentive Stock Option may be granted under this Plan if such grant, together with any applicable prior grants that are Incentive Stock Options within the meaning of Section 422(b) of the Code, would exceed any maximum established under the Code for Incentive Stock Options that may be granted to an individual Employee; and

(iv) An Incentive Stock Option will cease to qualify as an Incentive Stock Option and shall be treated as a Nonstatutory Stock Option if not exercised on or before the earliest of (i) the time specified in the Award Agreement, (ii) three (3) months after the Participant’s termination of service for a reason other than death or Disability, or (iii) twelve (12) months after the Participant’s termination of service for Disability.

Article 7.	Restricted Stock

7.1 Grant of Restricted Stock. Subject to the terms and provisions of this Plan, the Committee may, at any time and from time to time, grant Restricted Stock to Participants in such amounts as it determines. Restricted Stock may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.

7.2 Award Agreement. Each grant of Restricted Stock will be evidenced by an Award Agreement that specifies the Restriction Period, the number of Shares granted and such other provisions as the Committee determines.

7.3 Other Restrictions. The Committee may impose such conditions or restrictions on any Restricted Stock as it deems advisable, including, without limitation, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, individual, or any combination of them), time-based restrictions on vesting and restrictions under applicable federal or state securities laws. The Committee may provide that restrictions established under this Section 7.3 as to any given Award will lapse all at once or in installments. The Company will retain the certificates representing Restricted Stock in its possession until all conditions and restrictions applicable to the Shares have been satisfied.

7.4 Payment of Awards. Except as otherwise provided in this Article 7, Shares covered by each Restricted Stock grant will become freely transferable by the Participant after the last day of the applicable Restriction Period or on the date provided in the Award Agreement.

7.5 Voting Rights. During the Restriction Period, Participants holding Restricted Stock may exercise full voting rights with respect to those Shares.

7.6 Termination of Service. Each Award Agreement will set forth the extent to which the Participant has the right to retain unvested Restricted Stock after his or her termination of employment or service as a Non-Employee Director. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Awards of Restricted Stock, and may reflect, among other things, distinctions based on the reasons for termination of employment or service.

Article 8.	Other Stock Awards

8.1 Stock and Administration. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares (collectively, “Other Stock Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under this Plan, and such Other Stock Awards shall also be available as a form of payment in the settlement of other Awards granted under this Plan. Other Stock Awards may include Awards based on the achievement of pre-established performance criteria during a specified period. Other Stock Awards shall be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of this Plan as herein set forth. Unless the Committee determines otherwise to address specific considerations, Other Stock Awards granted to Participants shall have a vesting period of not less than one year.

8.2 Other Provisions. Shares purchased pursuant to a purchase right awarded under Section 8.1 shall be purchased for such consideration as the Committee shall in its sole discretion determine, which shall not be less than the Fair Market Value of such Shares as of the date such purchase right is awarded. Otherwise, Shares subject to Other

Stock Awards granted under Section 8.1 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.

Article 9.	Rights of Participants

9.1 Employment and Service. Nothing in this Plan will confer upon any Participant any right to continue in the employ of Stryker, or interfere with or limit in any way the right of Stryker to terminate any Participant’s employment or service as a Director at any time.

9.2 Participation. No Employee or Director will have the right to receive an Award under this Plan or, having received an Award, to receive a future Award.

9.3 Dividends and Other Distributions. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (other than an Option or stock appreciation right) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, all cash or stock dividends that are or would be payable with respect to each Share underlying such Award (“Dividend Equivalents”). Notwithstanding the foregoing, with respect to Awards that are earned based on the achievement of performance objectives, Dividend Equivalents will only be paid upon the achievement of the respective performance objectives. The Committee may provide that the Dividend Equivalents shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Dividend Equivalents that are to be paid on a deferred basis shall be granted and administered in accordance with all applicable provisions of Code Section 409A.

Article 10.	Amendment, Modification and Termination

10.1 Amendment, Modification and Termination. The Committee may at any time and from time to time, alter, amend, modify or terminate this Plan in whole or in part. The Committee will not, however, increase the number of Shares that may be issued to Participants under this Plan, as described in Section 4.1 (and subject to adjustment as provided in Section 4.4), extend the term of this Plan or of Awards granted hereunder, change the eligibility criteria in Article 5 or reduce the Exercise Price of Options or stock appreciation rights below Fair Market Value without the approval of the Company’s shareholders. No termination, amendment or modification of this Plan may adversely affect in any material way any Award already granted, without the written consent of the Participant who holds the Award.

10.2 Awards Previously Granted. Subject to the terms and conditions of this Plan, the Committee may modify, extend or renew outstanding Awards under this Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised). The Committee will not, however, modify any outstanding Option or stock appreciation right so as to specify a lower Exercise Price. Furthermore, no Option or stock appreciation right will be canceled in exchange for cash or Other Stock Awards or replaced with an Option or stock appreciation right having a lower Exercise Price, without the approval of the Company’s shareholders. Notwithstanding the foregoing, no modification of an

Award will materially alter or impair any right or obligation under any Award already granted under this Plan without the prior written consent of the Participant.

Article 11.	Withholding

The Company shall be authorized to withhold from any Award granted or payment due under this Plan the minimum amount of withholding taxes due in respect of an Award or payment hereunder based on the Participant’s statutory minimum tax rate and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy the obligation for the payment of such taxes by surrender to the Company (either by actual delivery or attestation to the ownership) of Shares or by directing the Company to retain Shares otherwise deliverable in connection with the Award.

Article 12.	Successors

All obligations of the Company under this Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger or consolidation or otherwise.

Article 13.	Breach of Restrictive Covenants

An Award Agreement may provide that, notwithstanding any other provision of this Plan to the contrary, if the Participant breaches any noncompetition, nonsolicitation or nondisclosure provision or provision as to Stryker’s ownership of inventions contained in the Award Agreement or otherwise required as a condition to an Award, whether during or after termination of employment or service as a Director, the Participant will forfeit such Award or the Shares issued or payment received in respect thereof (in which case the Company will repay the lesser of any Exercise Price or other amount paid by the Participant or the then Fair Market Value) or pay to the Company any gain realized as a result of the disposition of Shares issued in respect of such Award, all as provided in the applicable Award Agreement.

Article 14.	Miscellaneous

14.1 Number. Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and a singular term includes the plural.

14.2 Severability. If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable law or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, it shall be stricken and the remainder of this Plan shall remain in full force and effect.

14.3 Requirements of Law. The granting of Awards and the issuance of Shares or cash payouts under this Plan will be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies or national securities exchanges as may be required.

14.4 Securities Law Compliance. As to any individual who is, on the relevant date, an officer, Director or ten percent beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act or any successor rule. To the extent any provision of this Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

No Option or stock appreciation right granted pursuant to this Plan shall be exercisable in whole or in part, and no Shares shall be issued pursuant to an Award, if such exercise or issuance would, in the opinion of counsel for the Company, violate the Securities Act of 1933 (or other federal or state statutes having similar requirements), as in effect at that time. Each Award shall be subject to the further requirement that, if at any time the Board of Directors shall determine in its discretion that the listing or qualification of the Shares subject to such Award under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue of Shares thereunder, such Award may not be exercised and no Shares may be issued in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board of Directors.

14.5 Code Section 162(m) Provisions. Notwithstanding any other provision of this Plan, if the Committee determines at the time an Award based on the achievement of performance objectives (a “Performance Award”) is granted to a Participant who is then an officer of the Company that such Participant is, or may be as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, a covered employee within the meaning of Section 162(m)(3) of the Code, then the Committee may provide that this Section 14.5 shall be applicable to such Award. If a Performance Award is subject to this Section 14.5, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of revenues, cost reductions, operating income, income before taxes, net income, adjusted net income, earnings per share, adjusted earnings per share, operating margins, working capital measures, return on assets, return on equity, return on invested capital, cash flow measures, market share, shareholder return, economic value added, quality initiatives or compliance initiatives in respect of the Company or the Subsidiary or division of the Company within which the Participant is primarily employed. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable Subsidiary or division of the Company) under one or more of the measures described above relative to the performance of other corporations or external indices. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder. Notwithstanding any provision of this Plan other than Section 3.4, with respect to any Performance Award that is subject to this Section 14.5, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or Disability of the Participant, or under such other conditions where such waiver will not jeopardize the treatment of other Performance Awards as “performance-based compensation” under Section 162(m) of the Code. In addition, at the time of granting Performance Awards or at any time thereafter, in either case to the extent permitted under Section 162(m) of the Code without adversely affecting the treatment of the Performance Award as “performance-based compensation under Section 162(m), the Committee may provide for the manner in which performance will be measured against the performance goals or may adjust the performance goals to reflect the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events. The Committee shall have the power to impose such other restrictions on Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

14.6 Section 409A Compliance. Awards under this Plan are intended to either comply with, or be exempt from, the requirements of Code Section 409A and this Plan shall be interpreted and administered in a manner consistent with such intent. If an operational failure occurs with respect to Code Section 409A requirements, the Company shall require any affected Participant or beneficiary to fully cooperate with the Company to correct the failure, to the extent possible, in accordance with any correction procedure established by the Internal Revenue Service. Payments made to a Participant in error shall be returned to the Company and do not create a legally binding right to such payments.

14.7 Awards to Foreign Nationals and Employees Outside the United States. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of this Plan, the Committee may, without amending this Plan, establish rules applicable to Awards granted to Participants who are foreign nationals or are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and grant Awards to such Participants in accordance with those rules. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

14.8 No Restriction on Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required;

and such arrangements may be either generally applicable or applicable only in specific cases.

14.9 Non-Transferability of Awards. Unless the Committee determines otherwise at the time an Award is granted, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the Participant’s lifetime only by him or her or, if permissible under applicable law, by the Participant’s guardian or legal representative. An Award and all rights thereunder shall terminate immediately if a Participant attempts to sell, pledge, assign, hypothecate, transfer or otherwise dispose of an Award or any rights therein to any person except as permitted herein or pursuant to the terms of such Award.

14.10 Governing Law. To the extent not preempted by federal law, this Plan and all agreements hereunder will be construed in accordance with and governed by the laws of the State of Michigan.

14.11 No Limitation on Rights of the Company. The grant of an Award does not and will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

14.12 Participant to Have No Rights as a Shareholder. Before the date as of which he or she is recorded on the books of the Company as the holder of any Shares underlying an Award, a Participant will have no rights as a shareholder with respect to those Shares.